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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2007, accompanying the financial statements and schedule included in the Annual Report of the PLATO Learning, Inc. Savings and Retirement Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of PLATO Learning, Inc. on Form S-8 (file No. 333-61721 effective August 18, 1998).

/s/ Grant Thornton LLP
Minneapolis, Minnesota
June 18, 2007

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